UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2012

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

Commission File Number

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Deborah M. Derby was appointed to the board of directors of Vitamin Shoppe, Inc., effective December 31, 2012. Ms. Derby will become a member of the Compensation Committee of the board of directors.

Ms. Derby, 49 years of age, served as Executive Vice President and Chief Administrative Officer of Toys “R” Us, Inc. from February 2009 to February 2012, where she oversaw their Canadian, Australian and United States specialty retail and online businesses. Ms Derby served as Executive Vice President, President of Babies “R” Us, Inc. from May 2006 to February 2009 and held other positions of increasing responsibility with Toys “R” Us, Inc. and Babies “R” Us, Inc. from June 2000. From July 1992 to May 2000, Ms. Derby was Corporate Director Compensation and Benefits, and prior to that she worked as a lawyer with the firm Miller Canfield Paddock & Stone, and as a financial analyst with Goldman Sachs.

Under Vitamin Shoppe, Inc.’s Director Compensation program Ms. Derby will receive an annual retainer of $55,000, paid quarterly, and an annual equity award of restricted stock units equal to a grant date value of $60,000. Restrictions on the restricted stock units expire one year from the date of grant.

We confirm there is no transaction between Ms. Derby and Vitamin Shoppe, Inc., and its subsidiaries that would require disclosure under item 404(a) of regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: December 18, 2012	By:	/s/ Jean Frydman
	Name:	Jean Frydman
	Title:	Vice President, General Counsel & Corporate Secretary